SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): June 4, 2009 (May 28, 2009)

ELEPHANT TALK COMMUNICATIONS INC.
(Exact name of registrant as specified in Charter)

California	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

Schiphol Boulevard 249, 1118 BH Luchthaven Schiphol, The Netherlands
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (31 0 20 653 5916)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors.

On May 28, 2009, Bruce W. Barren resigned from the board of directors of Elephant Talk Communications Inc. (the “Registrant”) to concentrate his time and efforts on his personal and work-related commitments.  Mr. Barren did not resign from the Company’s Board of Directors as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Barren was a member of the Registrant's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS, INC.

By:	/s/ Steven van der Velden
Steven van der Velden
President, Chief Executive Officer

Dated:  June 4, 2009